SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): April 1, 2003

BRAINWORKS VENTURES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-06334	87-0281240
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

RiverEdge One

Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 933-8911

(Registrant’s telephone number, including area code)

1700 Water Place

Suite 190

Atlanta, Georgia 30339

(Former Address if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of AA Holdings, LLC (“AA Holdings”) as of and for the years ended December 31, 2002 and 2001, including the notes thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial statements filed as Exhibit 99.2 and incorporated herein by this reference give effect to the acquisition by Brainworks Ventures, Inc. (the “Company”) of AA Holdings in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheets are based on the historical balance sheets of the Company and AA Holdings. The unaudited pro forma statements of operations are based on the historical statement of operations of the Company and of AA Holdings appearing elsewhere in this report and combine the results of operations of the Company and AA Holdings as if the acquisition occurred on April 1, 2002.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of the Company.

(c) Exhibits

99.1	Audited Consolidated Financial Statements of AA Holdings, LLC and Subsidiaries as of and for the Years Ended December 31, 2002 and 2001.

99.2	Unaudited Pro Forma Combined Condensed Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINWORKS VENTURES, INC.

Date: June 16, 2003	/s/ ROBERT J. CORMICAN
Robert J. Cormican Senior Vice President